UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace

London, W2 6LG

United Kingdom

(Address of Principal Executive Offices)

(44) 203 325 0660

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events

On December 5, 2017, LivaNova PLC (“LivaNova”) announced that it had entered into an agreement to acquire the remaining outstanding interests in ImThera Medical, Inc. (“ImThera”), a privately-held, early-stage development company with a focus on neurostimulation for the treatment of obstructive sleep apnea. LivaNova has been an investor in ImThera since 2011 and has agreed to pay up to approximately $225 million to acquire the remaining outstanding interests of ImThera. Up-front costs are approximately $78 million with the balance paid on a schedule driven by regulatory and sales milestones. The deal is projected to be near-term accretive and is expected to close in early 2018 (subject to approvals and other customary closing conditions).

A copy of LivaNova’s press release dated December 5, 2017 announcing the acquisition is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by LivaNova PLC dated December 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: December 5, 2017	By:	/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

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